UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2012 (November 13, 2012)

Intellicheck Mobilisa, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15465	11-3234779
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Otto Street, Port Townsend, WA 98368

(Address of principal executive offices)  (Zip code)

(360) 344-3233

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective November 13, 2012, Steve Williams, the President and CEO of Intellicheck Mobilisa, Inc. (the “Company”), was separated from the Company.

(c) Effective November 13, 2012, the Company appointed Dr. Nelson Ludlow as the Company’s President and CEO. Dr. Ludlow formerly served as the Chairman of the Board of Directors of the Company. Dr. Ludlow previously served as President and CEO of Mobilisa as founder from 2001 through 2008, and President and CEO of Intellicheck Mobilisa from the merger in 2008 to March, 2011. Dr. Ludlow is 51 years old and has over 30 years’ experience in software development for the military and corporate sectors. While in the Air Force, Dr. Ludlow served as a mathematician, a pilot, an intelligence officer at the National Air Intelligence Center, Technical Director for Artificial Intelligence at USAF Rome Laboratory, Assistant Professor of Computer Science at the Naval Postgraduate School, and the Director of Technology and Services for Radar Evaluation Squadron. In the corporate sector, Dr. Ludlow served as the Director of C2 Modeling for SAIC, Chief Scientist for the ORINCON Corporation and Chief Technology Officer for Ameranth Wireless. He holds a Ph.D. in Artificial Intelligence from the University of Edinburgh, Scotland and Post-Doctoral research in Computer Science at the University of Cambridge, England. Dr. Ludlow’s wife, Bonnie Ludlow, is an Executive Vice President and Director of the Company. As of the date of the filing of this Form 8-K, no formal compensatory plan has been put into place for Dr. Ludlow for his role as President and CEO.

Michael D. Malone, Vice Admiral, US Navy, Retired, who was appointed to the Company’s Board of Directors in June, 2011, was appointed to serve as Chairman of the Board of Directors, effective November 13, 2012. Admiral Malone is 64 years old and presently serves as a technical advisor and consultant to Pequot Capital, a venture capital firm, and Environmental Tectonics Corporation (ETCC), a high technology simulation and manufacturing company. He also recently joined the board of directors at Environmental Tetonics Corporation. He has conducted various due diligence projects in support of Pequot investments/acquisitions and has developed a government marketing strategy for ETC. Prior to joining Skarven Enterprises (now Kestrel, a division of The Boeing Company) in 2004, Admiral Malone served 34 years in the US Navy. As a Naval Aviator, he commanded a Strike Fighter Squadron, a Navy replenishment ship, a nuclear powered aircraft carrier (USS Enterprise) and an Aircraft Carrier Strike Group. His final two assignments were in the leadership of Naval Aviation, including two years as Commander, Naval Air Forces (CEO for Naval Aviation). He is a 1970 graduate of the United States Naval Academy. His graduate education includes the Navy Nuclear Propulsion Program, and studies at the National Defense University, Harvard University, and The George Washington University.

On November 13, 2012, the Company issued a press release announcing the actions described in this Item 5.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated November 13, 2012 announcing certain management changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 13, 2012	INTELLICHECK MOBILISA, INC.

	By:	/s/ Bill White
Bill White
Chief Financial Officer